As filed with the Securities and Exchange Commission on November 9, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Lodging Trust

(Exact name of registrant as specified in its charter)

Maryland	27-0372343
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 625, Arlington, VA	22203
(Address of principal executive offices)	(Zip Code)

Chesapeake Lodging Trust Equity Plan

(Full title of the Plan)

Douglas W. Vicari

Chief Financial Officer

4300 Wilson Boulevard, Suite 625

Arlington, Virginia 22203

(Name and address of agent for service)

(571) 349-9450

(Telephone number, including area code, of agent for service)

Copy to:

Kevin L. Vold

Polsinelli PC

1401 Eye Street, NW

Washington, D.C. 20005

(202) 783-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Shares of Beneficial Interest, par value $0.01 per share	1,250,000	$28.94	$36,175,000	$4,384.41

(1)

Represents additional common shares of beneficial interest (the “Common Shares”) of Chesapeake Lodging Trust (the “Trust”) reserved for issuance under the Chesapeake Lodging Trust Equity Plan, as amended and restated as of June 14, 2018 (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the Trust’s outstanding Common Shares.

(2)	Represents the average of the high and the low sales prices per Common Share of the Trust as reported on the New York Stock Exchange on November 5, 2018.
(3)	Computed in accordance with Rule 457(c) and (h) under the Securities Act.

PART I

EXPLANATORY STATEMENT

We are filing this registration statement to register an additional 1,250,000 Common Shares for issuance pursuant to the Plan. The amendment and restatement of the Plan, including the increase in the number of Common Shares authorized for issuance thereunder, the extension of the term and certain other changes provided for therein, was described in our definitive Proxy Statement for our 2018 Annual Meeting of Shareholders and was approved by our shareholders at our 2018 Annual Meeting of Shareholders held on June 14, 2018. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements related to the Plan on Form S-8 filed on January 27, 2010 (File No. 333-164537), February 16, 2011 (File No. 333-172311), and June 1, 2012 (File No. 333-181840) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which the Trust has previously filed with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference into this registration statement:

(1)	The Trust’s Annual Report on Form 10-K for the year ended December 31, 2017;

(2)	The Trust’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018; June 30, 2018 and September 30, 2018;

(3)	The Trust’s Current Reports on Form 8-K filed with the Commission on June 1, 2018; June 8, 2018; and June 14, 2018; and

(4)	The description of the Trust’s Common Shares contained in its Registration Statement on Form 8-A, and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Polsinelli PC regarding the validity of the common shares registered hereby

10.1	Chesapeake Lodging Trust Equity Plan, as Amended and Restated as of June 14, 2018 (incorporated by reference to Exhibit 10.3 to the Trust’s Quarterly Report on Form 10-Q, dated July 27, 2018)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Polsinelli PC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Arlington, Commonwealth of Virginia, on November 9, 2018.

CHESAPEAKE LODGING TRUST

By:	/S/ JAMES L. FRANCIS
James L. Francis
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned trustees and officers of Chesapeake Lodging Trust, a Maryland real estate investment trust, do hereby constitute and appoint James L. Francis, Douglas W. Vicari and Graham J. Wootten and each and any of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated on November 9, 2018.

Signature	Title

/S/ JAMES L. FRANCIS James L. Francis	Trustee, President and Chief Executive Officer (Principal Executive Officer)

/S/ DOUGLAS W. VICARI Douglas W. Vicari	Trustee, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ GRAHAM J. WOOTTEN Graham J. Wootten	Senior Vice President, Chief Accounting Officer and Secretary (Principal Accounting Officer)

/S/ THOMAS A. NATELLI Thomas A. Natelli	Chairman of the Board of Trustees

/S/ ANGELIQUE G. BRUNNER Angelique G. Brunner	Trustee

/S/ THOMAS D. ECKERT Thomas D. Eckert	Trustee

/S/ JOHN W. HILL John W. Hill	Trustee

/S/ JEFFREY D. NUECHTERLEIN Jeffrey D. Nuechterlein	Trustee